UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
MUNICIPAL ADVANTAGE FUND INC.
1345 Avenue of the Americas
New York, New York 10105

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment	of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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Subject to Completion
Preliminary Proxy Statement
Dated as of January 21, 2009
The information in this proxy statement is not complete and may be changed.
PROXY STATEMENT
PIMCO MUNICIPAL ADVANTAGE FUND INC.
Questions & Answers
Relating to the Proposed Liquidation and Dissolution
Q. WHAT IS THIS DOCUMENT AND WHY DID WE SEND IT TO YOU?
A. This booklet contains the Notice of Annual Meeting of Stockholders (the “Notice”) of PIMCO Municipal Advantage Fund Inc. (“MAF” or the “Fund”) and Proxy Statement, which provide you with information you should review before voting on the proposals to elect Directors of the Fund and to liquidate and dissolve the Fund (the “Liquidation”) that will be presented at the Annual Meeting of Stockholders (the “Meeting”).
On December 22, 2008, the Directors of the Fund approved and declared advisable the Liquidation and directed that the Liquidation pursuant to a Plan of Liquidation and Dissolution (the “Plan”) be submitted to stockholders for approval at the Meeting. You are receiving this proxy material because you own shares of the Fund. The Liquidation will not occur unless it is approved by the Fund’s stockholders as described in the Proxy Statement.
Q. WHO IS ELIGIBLE TO VOTE?
A. Stockholders of record at the close of business on December 29, 2008 (the “Record Date”) are entitled to vote at the Meeting or any adjournment or postponement of the Meeting. If you owned shares on the Record Date, you have the right to vote even if you later sold the shares.
Approval of Proposal I (the election of Directors) will require the affirmative vote of a plurality of the votes cast of the Common Stockholders and Preferred Stockholders, voting as a single class. Approval of Proposal II (the “Liquidation”) will require the affirmative vote of at least a majority of the votes entitled to be cast by holders of Common Shares and Preferred Shares of the Fund, voting together as a single class. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to Stockholders’ instructions. If you sign and return a proxy card but do not fill in a vote for Proposal I or Proposal II, your shares will be voted “FOR” all of the Director nominees and “FOR” the Liquidation. If any other business properly comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.
Q. WHY IS THE LIQUIDATION BEING PROPOSED?
A. As discussed in the Proxy Statement, in February 2008, the Board adopted a discount control policy, intended to reduce the discount to net asset value (“NAV”) at which the Fund’s Common Shares trade. While the discount has narrowed, the Fund’s Common Shares have continued to trade at a discount to NAV for most of 2008. The Board and

Fund management have been monitoring the trading discount and appropriate steps to be taken under the discount policy. After reviewing with the Board various options for the Fund, at a special meeting of the Board of Directors held on December 22, 2008, management recommended to the Board that liquidation is the most viable option for implementing the discount policy and allowing Common Stockholders to realize NAV for their shares. Following review and discussions with management, the Board of Directors, including all of the Directors who are not “interested persons” of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), with the advice and assistance of independent counsel, determined that the proposed Liquidation is in the best interests of the Fund and its Stockholders, approved the Liquidation and the Plan, and directed that the proposed Liquidation and Plan be submitted for the vote of the Fund’s Stockholders.
Q. WHEN WILL THE LIQUIDATION AND DISTRIBUTIONS TO STOCKHOLDERS OCCUR?
A. If the Common and Preferred Stockholders approve the Plan, management, under the oversight of the Directors and officers of the Fund will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation.
Q. WHAT WILL I RECEIVE IN THE EVENT THE PLAN OF LIQUIDATION IS APPROVED?
A. If you are a Preferred Stockholder, you will receive the amount of $50,000 per each share of preferred stock that you own, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to but not including the date of such liquidating distribution, in same-day funds. In the event the assets of the Fund available for distribution upon liquidation to the Preferred Stockholders are insufficient to make full payments to which such holders are entitled in accordance with the Bylaws of the Fund, payment shall be made pro rata among all such Preferred Stockholders. If you are a Common Stockholder, you will receive your pro rata share of what is left for each share of common stock of the Fund that you own, net of expenses associated with the Liquidation. The actual amount to be received by Common Stockholders is subject to significant uncertainties and is not possible to predict at this time.
Q. WHAT WILL HAPPEN IF THE PLAN OF LIQUIDATION IS NOT APPROVED BY THE FUND’S STOCKHOLDERS?
A. If the proposed Liquidation and Plan is not approved by the Fund’s Stockholders, the Fund will continue to operate as an investment company, with the same investment objectives as in the past, while the Fund’s Directors consider whether another course of action would benefit the Fund and its Stockholders.
Q. DO I NEED TO VOTE MY SHARES WITH RESPECT TO THE PROPOSAL TO ELECT DIRECTORS IF I VOTE TO APPROVE THE PLAN OF LIQUIDATION?
A. Yes. You should vote your shares with respect to all the proposals set forth in the accompanying proxy statement.
Q. WHY IS THE BOARD REQUESTING MY VOTE?
A. Maryland law and the Fund’s Charter require the Fund to obtain stockholder approval prior to the liquidation and dissolution of the Fund. Consequently the Board is seeking your vote on the Liquidation.
Q. HOW DOES THE BOARD RECOMMEND YOU VOTE?
A. The Board recommends that you vote “FOR” all of the Director nominees and “FOR” the Liquidation.
Q. HOW CAN I VOTE MY SHARES?

2

A. Please follow the instructions included on the enclosed proxy card.
Q. WHAT IF I WANT TO REVOKE MY PROXY?
A. You can revoke your proxy at any time prior to its exercise by (i) giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) by authorizing a later-dated proxy (either by signing and mailing another proxy card, or by calling Broadridge Financial Solutions, Inc. (the “Proxy Solicitor”) at 1-866-450-8469) or (iii) by attending the Meeting, requesting return of any previously delivered proxy and voting in person.
Q. WHOM DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?
A. You can call the Proxy Solicitor at 1-866-450-8469.

3

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2009
PIMCO MUNICIPAL ADVANTAGE FUND INC.
c/o Allianz Global Investors Fund Management LLC
1345 Avenue of the Americas
New York, New York 10105
     To the Stockholders of PIMCO Municipal Advantage Fund Inc. (“MAF” or the “Fund”):
     Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of the Fund will be held at the offices of Allianz Global Investors Fund Management LLC (“AGIFM” or the “Manager”), at 1345 Avenue of the Americas, between West 54th and West 55th Streets, 49th Floor, New York, New York 10105, on Tuesday, February 26, 2009 at 9:30 A.M., Eastern Time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated January _, 2009:
I.	To elect Directors of the Fund, each to hold office for the term indicated and until his or her successor shall have been elected and qualified;

II.	To approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund; and

III.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
     The Board of Directors of the Fund has fixed the close of business on December 29, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof (the “Record Date”). The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.
     The Board of Directors of the Fund recommends a vote “FOR” Proposals I and II.

By order of the Board of Directors
of the Fund

Thomas J. Fuccillo
Secretary
New York, New York
January                     , 2009
It is important that your shares be represented at the Meeting in person or by proxy, no matter how many shares you own. If you do not expect to attend the Meeting, please complete, date, sign and return the applicable enclosed proxy or proxies in the accompanying envelope, which requires no postage if mailed in the United States. Please mark and mail your proxy or proxies promptly in order to save the Fund any additional costs of further proxy solicitations and in order for the Meeting to be held as scheduled. Alternatively, you may vote your shares by telephone, the internet or by mail. Instructions regarding all three methods of voting accompany your proxy card.

Subject to Completion
Preliminary Proxy Statement
Dated as of January 21, 2009
The information in this proxy statement is not complete and may be changed.
PIMCO MUNICIPAL ADVANTAGE FUND INC.
c/o Allianz Global Investors Fund Management LLC
1345 Avenue of the Americas
New York, New York 10105
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 26, 2009
The 2009 Proxy Statement and the Annual Report to Shareholders for the fiscal year ended October 31, 2008 are also available at [    ].

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2009
INTRODUCTION
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of PIMCO Municipal Advantage Fund Inc. (“MAF” or the “Fund”) of proxies to be voted at the Annual Meeting of Stockholders of the Fund and any adjournment or postponement thereof (the “Meeting”). The Meeting will be held at the offices of Allianz Global Investors Fund Management LLC (“AGIFM” or the “Manager”), at 1345 Avenue of the Americas, between West 54th and West 55th Streets, 49th Floor, New York, New York 10105, on Tuesday, February 26, 2009 at 9:30 A.M., Eastern Time.
     The Notice of Annual Meeting of Stockholders (the “Notice”), this Proxy Statement and the enclosed proxy cards are first being sent to Stockholders on or about January ___, 2009.
     The Board of the Fund has fixed the close of business on December 29, 2008 as the record date (the “Record Date”) for the determination of Stockholders of the Fund entitled to notice of, and to vote at, the Meeting, and any adjournment or postponement thereof. Stockholders of the Fund on the Record Date will be entitled to one vote per share on each matter to which they are entitled to vote and that is to be voted on by Stockholders of the Fund, and a fractional vote with respect to fractional shares, with no cumulative voting rights in the election of Directors, with respect to each matter on which they are entitled to vote. The following table sets forth the number of shares of common stock (“Common Shares”) and shares of preferred stock (“Preferred Shares” and, together with the Common Shares, the “Shares”) issued and outstanding of the Fund at the close of business on the Record Date:

Outstanding	Outstanding
Common Shares	Preferred Shares

7,258,006	1,100
     The classes of stock listed in the table above are the only classes of stock currently authorized by the Fund.
     At the Meeting, Preferred Stockholders will have equal voting rights (i.e., one vote per Share) with the Fund’s Common Stockholders on both Proposals. As shown in the below table, the Preferred Stockholders will vote together with Common Stockholders as a single class on both the re-election of R. Peter Sullivan III and the election of Diana L. Taylor as Directors, as described under Proposal I in this

Proxy Statement and on the proposed Liquidation, as described under Proposal II in this proxy statement. As described in this Proxy Statement, the Board has determined that the liquidation and dissolution of the Fund is in the best interests of the Fund and its stockholders.
Summary of Proposals

	Common	Preferred
Proposal	Stockholders	Stockholders

Proposal I. Election of Directors

Independent Directors/ Nominees*
Re-election of R. Peter Sullivan III	☑	☑
Election of Diana L. Taylor	☑	☑

Proposal II. Liquidation and Dissolution of the Fund	☑	☑

*	“Independent Directors” or “Independent Nominees” are those Directors or nominees who are not “interested persons,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the Fund.
     You may vote by mailing the enclosed proxy card. Alternatively, you may vote your shares by telephone, the internet or by mail. Instructions regarding all three methods of voting accompany your proxy card. Shares represented by duly executed and timely delivered proxies will be voted as instructed on the proxy. If your proxy card is properly executed and no choice is indicated for the Proposals listed in the attached Notice, your proxy will be voted in favor of the election of all nominees named in Proposal I and in favor of the liquidation and dissolution of the Fund described in Proposal II. At any time before it has been voted, your proxy may be revoked in one of the following ways: (i) by delivering a signed, written letter of revocation to the Secretary of the appropriate Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) by properly executing and delivering a later-dated proxy, or (iii) by attending the Meeting, requesting return of any previously delivered proxy and voting in person. If any proposals other than the Proposals set forth herein properly come before the Meeting, Shares represented by the proxies will be voted on all such proposals in the discretion of the person, or persons, voting the proxies.
     The principal executive offices of the Fund are located at 1345 Avenue of the Americas, New York, New York 10105. AGIFM serves as the investment manager of the Fund and has retained its affiliate, Pacific Investment Management Company LLC (“PIMCO” or the “Sub-Adviser”), to serve as the Fund’s sub-adviser. Additional information regarding the Manager and PIMCO may be found under “Additional Information – Investment Manager and Sub-Adviser” below.
     The solicitation will be primarily by mail and the cost of soliciting proxies will be borne by the Fund. Certain officers of the Fund and certain officers and employees of the Manager or its affiliates (none of whom will receive additional compensation therefor) may solicit proxies by telephone, mail, e-mail and personal interviews. The Board has approved hiring Broadridge Financial Solutions, Inc. to aid in the solicitation of instructions for registered and nominee accounts. The anticipated expenses of processing, mailing and solicitation of proxies are expected to be approximately $8,500. Any out-of pocket expenses incurred in connection with the solicitation will be borne by the Fund.

PROPOSAL I: ELECTION OF DIRECTORS
     In accordance with the Fund’s Articles and Restatement (the “Charter”), the Directors have been divided into the following three classes (each a “Class”): Class I, the term of which will expire at the Fund’s 2010 annual meeting of stockholders; Class II, the term of which will expire at the Fund’s 2011 annual meeting of stockholders; and Class III, the term of which will expire at the Meeting. At each annual meeting of stockholders, successors to the Class of Directors whose term expires at that annual meeting shall be elected for a three-year term. Accordingly, at the upcoming Meeting, Stockholders will vote to elect Class III Directors, whose terms expire at the Meeting, for an approximate three-year term expiring at the 2012 annual meeting. Currently, R. Peter Sullivan is the Class III Director on the Fund’s Board.
     In May 2008, the Fund’s Board approved an increase in the size of the Board from seven to eight members, and Diana L. Taylor was appointed to fill a Class II vacancy created by such action, such appointment effective June 2008. In September 2008, an additional vacancy arose resulting from the death of John J. Dalessaudro II, who formally served as a Class III Director. Accordingly, Stockholders will be asked to approve the election of Ms. Taylor as a Class II Director at the upcoming Meeting.
     The Nominating Committee has recommended to the Fund’s Board that Mr. Sullivan be nominated for re-election as a Class III Director and Ms. Taylor be nominated for election as a Class II Director at the Meeting, in each case, to be voted on by the Common Stockholders and Preferred Stockholders voting together as a single class. Consistent with the Fund’s Charter, if elected, the nominees shall hold office for terms coinciding with the Classes of Directors to which they have been designated. Therefore, if elected at the Meeting, Mr. Sullivan will serve a term consistent with the Class III Directors, which will expire at the Fund’s 2012 annual meeting. If elected at the Meeting, Ms. Taylor will serve a term consistent with the Class II Directors, which will expire at the Fund’s 2011 annual meeting.
     At any annual meeting of Stockholders, any Director elected to fill a vacancy that has arisen since the preceding annual meeting of stockholders (whether or not such vacancy has been filled by election of a new Director by the Board) shall hold office for a term that coincides with the remaining term of the Class of Directors to which such office was previously assigned, if such vacancy arose other than by an increase in the number of Directors, and until his or her successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of Directors, any Director so elected to fill such vacancy at an annual meeting shall hold office for a term which coincides with that of the Class of Director to which such office has been apportioned and until his or her successor shall be elected and shall qualify.
     The following table summarizes the nominees who will stand for election at the Meeting, the respective Classes of Directors to which they have been designated and the expiration of their respective terms if elected:

Director/Nominee	Class	Expiration of Term if Elected*
R. Peter Sullivan III	Class III	2012 Annual Meeting
Diana L. Taylor	Class II	2011 Annual Meeting

*	A Director elected at an annual meeting shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Under this classified Board structure, generally only those Directors in a single Class may be replaced in any one year, and it would require a minimum of two years to change a majority of the Board under normal circumstances. This structure, which may be regarded as an “anti-takeover” provision, may make it more difficult for the Fund’s Stockholders to change the majority of Directors of the Fund and, thus, promotes the continuity of management.
     Unless authority is withheld, it is the intention of the persons named in the enclosed proxy for the Fund to vote each proxy for the persons listed above. Each of the nominees has indicated he or she will serve if elected, but if he or she should be unable to serve, the proxy holders may vote in favor of such substitute nominee as the Board may designate (or, alternatively, the Board may determine to leave a vacancy).
Information Regarding Directors and Nominees.

				Number of
				Portfolios in
				Fund	Other
				Complex	Directorships
Name,	Position(s)	Term of Office		Overseen by	Held by
Address*	Held with	and Length of	Principal Occupation(s)	Director/	Director/
and Date of Birth	the Fund	Time Served	During the Past 5 Years	Nominee	Nominee
Independent Directors/Nominees

Paul Belica 09/27/1921 Class II	Director	Since 2003	Retired. Formerly Director, Student Loan Finance Corp., Education Loans, Inc., Goal Funding, Inc., Goal Funding II, Inc. and Surety Loan Fund, Inc. Formerly, Manager of Stratigos Fund LLC, Whistler Fund LLC, Xanthus Fund LLC & Wynstone Fund LLC.	35	None

Robert E. Connor 09/17/1934	Director	Since 2000	Retired. Formerly, Senior Vice President, Corporate Office, Smith Barney Inc.	35	None

Class I

Hans W. Kertess 07/12/1939	Director, Chairman of the Board	Since February 2006, Chairman since December 2006	President, H. Kertess & Co., a financial advisory company. Formerly, Managing Director, Royal Bank of Canada Capital Markets.	35	None
Class I

William B. Ogden, IV 01/11/1945	Director	Since September 2006	Asset Management Industry Consultant. Formerly, Managing Director, Investment Banking Division of Citigroup Global Markets Inc.	35	None

Class I

R. Peter Sullivan III 09/04/1941	Nominee, Director	Since February 2006	Retired. Formerly, Managing Partner, Bear Wagner Specialists LLC, specialist firm on the New York Stock Exchange.	35	None

Class III

Diana L. Taylor 02/16/1955 Class II	Nominee, Director	Since June 2008	Managing Director, Wolfensohn & Co, 2007-present. Formerly, Superintendent of Banks, State of New York, 2003-2007	31	Brookfield Properties Corporation and Sotheby’s

Number of
Portfolios in
				Fund	Other
				Complex	Directorships
Name,	Position(s)	Term of Office		Overseen by	Held by
Address*	Held with	and Length of	Principal Occupation(s)	Director/	Director/
and Date of Birth	the Fund	Time Served	During the Past 5 Years	Nominee	Nominee
Interested Director

John C. Maney ** 08/03/1959 Class II	Director	Since December 2006	Management Board of Allianz Global Investors Fund Management LLC; Management Board and Managing Director of Allianz Global Investors of America L.P. since January 2005 and also Chief Operating Officer of Allianz Global Investors of America L.P. since November 2006. Formerly, Executive Vice President and Chief Financial Officer of Apria Healthcare Group, Inc. (1998-2001).	68	None

*	Unless otherwise indicated, the business address of the persons listed above is c/o Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105.

**	Mr. Maney is an “interested person” of the Fund due to his affiliation with Allianz Global Investors of America L.P. In addition to Mr. Maney’s positions set forth in the table above, he holds the following positions with affiliated persons: Management Board, Managing Director and Chief Operating Officer of Allianz Global Investors of America L.P., Allianz Global Investors of America LLC and Allianz-Pac Life Partners LLC; Member — Board of Directors and Chief Operating Officer of Allianz Global Investors of America Holdings Inc. and Oppenheimer Group, Inc.; Managing Director and Chief Operating Officer of Allianz Global Investors NY Holdings LLC; Management Board and Managing Director of Allianz Global Investors U.S. Holding LLC; Managing Director and Chief Financial Officer of Allianz Hedge Fund Partners Holding L.P.; Managing Director and Chief Operating Officer of Allianz Global Investors U.S. Retail LLC; Member – Board of Directors and Managing Director of Allianz Global Investors Advertising Agency Inc.; Compensation Committee of NFJ Investment Group LLC; Management Board of Allianz Global Investors Fund Management LLC, Allianz Global Investors Managed Partners LLC, Nicholas-Applegate Holdings LLC and OpCap Advisors LLC; Member – Board of Directors of PIMCO Global Advisors (Resources) Limited; and Executive Vice President of PIMCO Japan Ltd.

The following table states the dollar range of equity securities beneficially owned as of December 29, 2008 by each Director and nominee of the Fund and, on an aggregate basis, of any registered investment companies overseen by the Director or nominee in the “family of investment companies,” including the Fund.

Aggregate Dollar Range of Equity Securities in All
Name of	Dollar Range of Equity	Registered Investment Companies Overseen by
Director/Nominee	Securities in the Fund*	Director/Nominee in the Family of Investment Companies*
Independent Directors/Nominees
Paul Belica	None.	None.
Robert E. Connor	None.	None.
Hans W. Kertess	None.	None.
William B. Ogden, IV	None.	None.
R. Peter Sullivan III	None.	$10,001 - $50,000
Diana L. Taylor	None.	None.

Interested Director
John C. Maney	None.	Over $100,000

*	Securities are valued as of December 29, 2008.
     As of December 29, 2008, the Directors and nominees and the officers of the Fund as a group and individually beneficially owned less than one percent (1%) of the Fund’s outstanding Shares.
     To the knowledge of the Fund, as of December 29, 2008, Directors and nominees who are Independent Directors or Independent Nominees and their immediate family members did not own securities of an investment adviser or principal underwriter of the Fund or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund.
According to Schedule 13D filings made with the Securities and Exchange Commission, the following investors own 5% or more of the Fund’s outstanding Common Shares as of January 7, 2009:
Bulldog Investors General Partnership and Phillip Goldstein – 8.52%
Karpus Management, Inc. d/b/a Karpus Investment Management – 15.59%
Compensation. The Fund, PIMCO Corporate Income Fund, PIMCO Corporate Opportunity Fund, PIMCO Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO California Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III, PIMCO New York Municipal Income Fund III, Nicholas-Applegate Convertible & Income Fund, Nicholas-Applegate Convertible & Income Fund II, PIMCO High Income Fund, PIMCO Floating Rate Income Fund, PIMCO Floating Rate Strategy Fund, NFJ Dividend, Interest & Premium Strategy Fund, Nicholas-Applegate International & Premium Strategy Fund, PIMCO Global StocksPLUS & Income Fund, Nicholas-Applegate Equity & Convertible Income Fund, Nicholas-Applegate Global Equity & Convertible Income Fund, PIMCO Income Opportunity Fund, PCM Fund, Inc. and PIMCO Strategic Global Government

Fund Inc. (collectively, the “AGIFM Closed-End Funds”) are expected to hold joint meetings of their Boards of Directors/Trustees whenever possible. Each Director, other than any Director who is a director, officer, partner or employee of the Manager or the Sub-Adviser or any entity controlling, controlled by or under common control with the Manager or the Sub-Adviser, receives compensation for his or her attendance at meetings and for his or her service on Board committees. [Directors receive compensation equal to (i) $1,750 for each quarterly meeting for the first four meetings in each year, (ii) $5,000 for each additional meeting in such year if the meeting is attended in person and (iii) $1,000 per meeting attended telephonically. Directors are also reimbursed for meeting-related expenses. The Independent Chairman of the Board receives an additional $2,500 per year. In addition, each Director who serves as a member of an Audit Oversight Committee will receive $1,000 for any results meeting or fund-specific meeting of the Audit Oversight Committee and $5,000 for any audit scope meeting. The Audit Oversight Committee Chairman annually receives an additional $500.] Each Director’s compensation and other costs of joint meetings with other closed-end funds managed by AGIFM will be allocated pro rata among the Fund and such other funds for which the Director serves as a board member based on each fund’s relative net assets, including assets attributable to any preferred shares issued by a fund.
     The Fund does not provide any pension or other retirement benefits to current Directors.
     The following table provides information concerning the compensation paid to the Directors and nominees for the fiscal year ended October 31, 2008. For the calendar year ended December 31, 2008, the Directors received the compensation set forth in the table below for serving as trustees/directors of the Fund and other funds in the same “Fund Complex” as the Fund. Each officer and each Director who is a director, officer, partner, member or employee of the Manager or the Sub-Adviser, or of any entity controlling, controlled by or under common control with the Manager or the Sub-Adviser, including any Interested Director, serves without any compensation from the Fund.
Compensation Table

		Total Compensation from the Fund
	Aggregate Compensation from	and Fund Complex Paid to Directors
	the Fund for the Fiscal Year Ended	for the Calendar Year Ended
Name of Director/Nominees	October 31, 2008	December 31, 2008*
Independent Directors/Nominees
Paul Belica	$3,195	$
Robert E. Connor	$2,675	$
John J. Dalessandro II	$2,675	$
Hans W. Kertess	$5,195	$
William B. Ogden, IV	$2,695	$
R. Peter Sullivan III	$2695	$
Diana L. Taylor	$840	$

Interested Director
John C. Maney	$0	$0

*	In addition to the Fund and other AGIFM Closed-End Funds, during the Fund’s most recently completed fiscal year, all of the Directors served as Directors of two open-end investment companies (each consisting of separate investment portfolios) advised by the Manager, except for Diana L. Taylor who served as a Director to one such open-end company. The other AGIFM closed-end and these open-end investment companies are considered to be in the same “Fund Complex” as the Fund.
     The Fund has no employees. The Fund’s officers and Mr. Maney are compensated by the Manager, the Sub-Adviser or one of their affiliates.
Board Committees and Meetings.
     Audit Oversight Committee. The Board of the Fund has established an Audit Oversight Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Fund’s Audit Oversight Committee currently consists of Messrs. Belica, Connor, Kertess, Ogden and Sullivan and Ms. Taylor, each of whom is an Independent Director. Mr. Belica is the Chairman of the Fund’s Audit Oversight Committee. The Fund’s Audit Oversight Committee provides oversight with respect to the internal and external accounting and auditing procedures of the Fund and, among other things, determines the selection of the independent registered public accounting firm for the Fund and considers the scope of the audit, approves all audit and permitted non-audit services proposed to be performed by those auditors on behalf of the Fund, and approves services to be performed by the auditors for certain affiliates, including the Manager, the Sub-Adviser and entities in a control relationship with the Manager or the Sub-Adviser that provide services to the Fund where the engagement relates directly to the operations and financial reporting of the Fund. The Committee considers the possible effect of those services on the independence of the Fund’s independent registered public accounting firm.
     Each member of the Fund’s Audit Oversight Committee is “independent,” as independence for audit committee members is defined in the currently applicable listing standards of the New York Stock Exchange, on which the Common Shares of the Fund are listed.
     The Board of the Fund has adopted a written charter for its Audit Oversight Committee. A copy of the written charter for the Fund, as amended through June 10, 2008 is attached to this Proxy Statement as Exhibit A. A report of the Audit Oversight Committee of the Fund, dated December 22, 2008, is attached to this Proxy Statement as Exhibit B.
     Nominating Committee. The Board of the Fund has a Nominating Committee composed solely of Independent Directors, currently consisting of Messrs. Belica, Connor, Kertess, Ogden, and Sullivan and Ms. Taylor. The Nominating Committee is responsible for reviewing and recommending qualified candidates to the Board in the event that a position is vacated or created or when Directors are to be nominated for election by Stockholders. The Nominating Committee of the Fund has adopted a charter, which is posted on the following website: http://www.allianzinvestors.com/closedendfunds/literature.
     Each member of the Nominating Committee is “independent,” as independence for nominating committee members is defined in the currently applicable listing standards of the New York Stock Exchange, on which the Common Shares of the Fund are listed.

     Qualifications, Evaluation and Identification of Director Nominees. The Nominating Committee of the Fund requires that Director candidates have a college degree or equivalent business experience. When evaluating candidates, the Fund’s Nominating Committee may take into account a wide variety of factors including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board, (ii) relevant industry and related experience, (iii) educational background, (iv) financial expertise, (v) an assessment of the candidate’s ability, judgment and expertise and (vi) overall Board composition. The process of identifying nominees involves the consideration of candidates recommended by one or more of the following sources: (i) the Fund’s current Directors, (ii) the Fund’s officers, (iii) the Fund’s Stockholders and (iv) any other source the Committee deems to be appropriate. The Nominating Committee of the Fund may, but is not required to, retain a third party search firm at the Fund’s expense to identify potential candidates.
     Consideration of Candidates Recommended by Stockholders. The Nominating Committee of the Fund will review and consider nominees recommended by Stockholders to serve as Directors, provided that the recommending Stockholder follows the “Procedures for Stockholders to Submit Nominee Candidates for the Allianz Global Investors Fund Management Sponsored Closed-End Funds,” which are set forth as Appendix B to the Fund’s Nominating Committee Charter. Among other requirements, these procedures provide that the recommending Stockholder must submit any recommendation in writing to the Fund, to the attention of the Fund’s Secretary, at the address of the principal executive offices of the Fund and that such submission must be received at such offices not less than 45 days nor more than 75 days prior to the date of the Board or stockholder meeting at which the nominee would be elected. Any recommendation must include certain biographical and other information regarding the candidate and the recommending Stockholder, and must include a written and signed consent of the candidate to be named as a nominee and to serve as a Director if elected. The foregoing description of the requirements is only a summary. Please refer to Appendix B to the Nominating Committee Charter, which is available at http://www.allianzinvestors.com/closedendfunds/literature, for details.
     The Nominating Committee has full discretion to reject nominees recommended by Stockholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board of the Fund.
     Valuation Committee. The Board has a Valuation Committee currently consisting of Messrs. Belica, Connor, Kertess, Ogden, Sullivan and Ms. Taylor. The Board has delegated to the Committee the responsibility to determine or cause to be determined the fair value of the Fund’s portfolio securities and other assets when market quotations are not readily available. The Valuation Committee reviews and approves procedures for the fair valuation of the Fund’s portfolio securities and periodically reviews information from the Manager and the Sub-Adviser regarding fair value and liquidity determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters.
     Compensation Committee. The Board of the Fund has a Compensation Committee currently consisting of Messrs. Belica, Connor, Kertess, Ogden and Sullivan and Ms. Taylor. The Compensation Committee meets as the Board deems necessary to review and make recommendations regarding compensation payable to the Directors of the Fund who are not directors, officers, partners or employees of the Manager, the Sub-Adviser or any entity controlling, controlled by or under common control with the Manager or the Sub-Adviser.

     Meetings. With respect to the Fund, during the fiscal year ended October 31, 2008, the Board of Directors held four regular meetings and seven special meetings. The Audit Oversight Committee and the Nominating Committees each met in separate session twice, and the Valuation Committee and the Compensation Committee did not meet in separate sessions. Each of the current Directors attended at least 75% of the regular meetings of the Board and meetings of the committees on which such Director served that were held during the fiscal year ended October 31, 2008, except Ms. Taylor who was not appointed to the Board until June 10, 2008.
Stockholder Communications with the Board of Directors. The Board of Directors of the Fund has adopted procedures by which Fund Stockholders may send communications to the Board. Stockholders may mail written communications to the Board to the attention of the Board of Directors, PIMCO Municipal Advantage Fund Inc., c/o Thomas J. Fuccillo, Chief Legal Officer (“CLO”), Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105. Stockholder communications must (i) be in writing and be signed by the Stockholder and (ii) identify the class and number of Shares held by the Stockholder. The CLO or his designee is responsible for reviewing properly submitted stockholder communications. The CLO shall either (i) provide a copy of each properly submitted stockholder communication to the Board at its next regularly scheduled Board meeting or (ii) if the CLO determines that the communication requires more immediate attention, forward the communication to the Directors promptly after receipt. The CLO may, in good faith, determine that a stockholder communication should not be provided to the Board because it does not reasonably relate to the Fund or its operations, management, activities, policies, service providers, Board, officers, stockholders or other matters relating to an investment in the Fund or is otherwise routine or ministerial in nature. These procedures do not apply to (i) any communication from an officer or Director of the Fund, (ii) any communication from an employee or agent of the Fund, unless such communication is made solely in such employee’s or agent’s capacity as a stockholder, or (iii) any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act or any communication made in connection with such a proposal. The Fund’s Directors are not required to attend the Fund’s annual stockholder meetings or to otherwise make themselves available to stockholders for communications, other than by the aforementioned procedures.
Section 16(a) Beneficial Ownership Reporting Compliance. The Fund’s Directors and certain officers, investment advisers, certain affiliated persons of the investment advisers and persons who own more than 10% of any class of outstanding securities of the Fund (i.e., the Fund’s Common Shares or Preferred Shares) are required to file forms reporting their affiliation with the Fund and reports of ownership and changes in ownership of the Fund’s securities with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). These persons and entities are required by SEC regulation to furnish the Fund with copies of all such forms they file. Based solely on a review of these forms furnished to the Fund, the Fund believes that each of the Directors and relevant officers, investment advisers and relevant affiliated persons of the investment advisers has complied with all applicable filing requirements during the Fund’s fiscal year ended October 31, 2008, except that due to administrative oversight, late Form 3 filings were made for certain employees who are affiliated persons of the Fund, including, Mohamed El-Erian, William C. Powers, Steven Ludwig, Thomas J. Otterbein, William H. Gross, Richard M. Weil, Brent R. Harris, David C. Flattum, Scott Whisten, Richard J. Cochran, Barbara R. Claussen and Hans W. Kertess in December 2008 and Curtis A. Mewborne in January 2009.
Required Vote. The re-election of Mr. Sullivan and the election of Ms. Taylor to the Board of Directors of the Fund will require the affirmative vote of a plurality of the votes cast of the Common Stockholders and Preferred Stockholders (voting as a single class) at the Meeting, in person or by proxy.

The Board of Directors of the Fund Unanimously Recommends That You Vote FOR Proposal I.

PROPOSAL II: APPROVAL OF THE LIQUIDATION
AND DISSOLUTION OF THE FUND
     At a special meeting of the Board of Directors of the Fund held on December 22, 2008, the Directors approved a proposal to liquidate and dissolve the Fund (such proposal, the “Liquidation”) pursuant to a Plan of Liquidation and Dissolution (the “Plan”), a form of which is attached as Exhibit [C]. Under Maryland law and the Fund’s Charter, the Liquidation requires the affirmative vote of a majority of the votes entitled to be cast of the Common Stockholders and Preferred Stockholders, voting together as a single class. At your upcoming Meeting, you will be asked to approve the Liquidation and Plan, which is described in more detail in this Proxy Statement. The Directors unanimously recommend that you vote FOR this Proposal II for the reasons discussed below.
Background
     The Fund commenced operations on April 30, 1993, and is organized as a corporation under the laws of Maryland. The Fund’s investment objective is to seek to provide current income exempt from regular federal income tax while preserving capital. As of November 30, 2008, the Fund had assets totaling $122.9 million, with approximately $67.9 million held in Common Shares and approximately $55 million held in Preferred Shares. Over the past several months and often prior thereto, Common Shares of the Fund have traded at a discount to their net asset value (“NAV”). Both in response to the persistent trading discount and as part of its general oversight responsibilities, the Board of Directors has continually discussed and reviewed with Fund management various possible measures to address the discount and enhance stockholder value.
     In 2007, two major Common Stockholders submitted for inclusion in the Fund’s 2008 annual meeting proxy statement various proposals designed to address the Common Shares’ trading at a discount to NAV. Following discussions, management and these stockholders reached an agreement pursuant to which management recommended that the Board adopt a policy to address the trading discount and the stockholders agreed to withdraw their proposals in connection with the 2008 annual meeting.
     Specifically, at the recommendation of management, in February 2008, the Board adopted a discount control policy intended to reduce the discount to NAV at which the Fund’s Common Shares trade (the “Discount Control Policy”). Under the terms of the Discount Control Policy, at the end of each calendar quarter, commencing with the quarter ended September 30, 2008, if the Fund’s Common Shares are determined to have traded at an average discount to NAV in excess of 0% over the quarter, the Board, subject to its fiduciary obligations, shall promptly take steps necessary to enable Common Stockholders to realize NAV for their shares.
     For the quarter ended September 30, 2008, the Fund’s Common Shares traded at an average discount to NAV of approximately -2.45%. In October 2008, the Board met to consider possible actions under the Discount Control Policy. At such time, the Board determined to defer action under the Discount Control Policy in light of unprecedented and highly volatile market conditions, and management’s recommendation that such market conditions created uncertainty as to whether it was advisable at that time to pursue various actions that might provide liquidity to Common Stockholders at NAV. The Board and management then continued to monitor market conditions and the Fund’s holdings and to seek viable options for implementing the Discount Control Policy that would be in the best interests of the Fund and its Stockholders.

     At the Board’s December quarterly board meeting, it was noted that for the period from September 30, 2008 through December 9, 2008, the Fund’s Common Shares traded at an average discount to NAV of approximately -5.98%.
Board Considerations in Approving the Proposed Liquidation
     On December 22, 2008, the Board held a special meeting for the purpose of reviewing the Fund’s trading discount and discussing appropriate steps to be taken under the Discount Control Policy. At the special meeting, Fund management reviewed with the Board various options for the Fund and recommended that the Board approve the Liquidation and the Plan, and submit the proposal for approval by Stockholders.
     In discussing various alternatives with the Board at the special meeting, management noted that, for some time, it has evaluated options for the Fund to implement the Discount Control Policy. In particular, management discussed with the Board the possibility of merging the Fund with another closed-end investment company or with an open-end investment company. After careful consideration, management determined not to recommend these options, taking into account, among other factors, the costs and other challenges raised by a possible merger, and anticipated challenges in obtaining the required stockholder approval for a merger. In addition, management did not view conversion of the Fund to an open-end fund as an advisable approach, particularly in view of significant redemptions that would likely occur following open-ending, which would likely reduce the Fund’s asset size and increase its operating expenses significantly. Management noted that other options for the Fund, such as limited tender offers or open-market purchases, would not likely fully achieve the purpose of the Discount Control Policy, which is to allow Common Stockholders to realize NAV for their Shares. Accordingly, management determined and recommended to the Board of Directors that liquidation was the most viable option for implementing the Discount Control Policy and allowing Common Stockholders to realize NAV for their shares.
     At the December 22, 2008 special meeting, the Board of Directors also considered, among other things:
•	the current asset levels of the Fund;

•	the history of the Fund’s performance, both at net asset value and at market prices;

•	the Fund’s current dividend or $0.06, which was % based on net asset value;

•	the Fund’s tax loss carryforwards and assumptions regarding the Fund’s ability to use some or all of such carryforwards or the loss of such a benefit under the various alternatives considered;

•	the fact that two of the Fund’s common stockholders, which together own approximately 24% of the Fund’s outstanding Common Shares, have advocated for certain actions intended to eliminate or reduce the discount at which the Fund’s Common Shares are trading;

•	the form of the Plan and the terms and conditions of the Liquidation (described below);

•	the costs of the Liquidation (largely those for legal, printing, audit, and proxy solicitation expenses), as discussed under “Distribution Amounts; Expenses of Liquidation,” below, are estimated to be approximately in the range of $60,000 to $85,000, which will be borne by the Fund;

•	the anticipated transaction costs associated with liquidating the Fund’s portfolio securities, as discussed under “Distribution Amounts; Expenses of Liquidation,” below, which will be borne by the Fund; and

•	management’s view on an orderly liquidation of the Fund’s portfolio under current market conditions and the time that might be involved in accomplishing such a liquidation.
     Following discussions with management, the Board of Directors, including all of the Directors who are not “interested persons” of the Fund (as that term is defined in the 1940 Act), with the advice and assistance of independent counsel, determined that the proposed Liquidation is in the best interest of the Fund and its Stockholders, approved the Liquidation and the Plan, and directed that the Plan be submitted for the vote of the Fund’s Stockholders.
     If the Liquidation is approved by Stockholders, management, under the oversight of the Directors and officers of the Fund, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation. See “Additional Considerations” below. If the Liquidation is not approved by Stockholders, the Directors will consider whether another course of action would benefit the Fund and its Stockholders.
Summary of the Plan
     The following is only a summary and is not complete. Stockholders are urged to read the Plan, a copy of which is attached as Exhibit C, in its entirety for more information.
Effective Date and Cessation of Business. Pending the requisite approval by the Fund’s Stockholders, the Plan shall become effective at the close of business on or about February 26, 2009 (the “Effective Date”) or in the event the Meeting is postponed or adjourned, the Effective Date of the Plan shall be the date that Proposal II meets the required vote for approval. At the Effective Date, the Fund shall cease its operations and thereafter shall not engage in any business activities except for the purposes of liquidating the Fund. Following the Effective Date (taking into account market conditions and other relevant factors), the Directors and officers of the Fund shall proceed to wind up the affairs of the Fund; to pay or make provision for the payment of the Fund’s debts and liabilities; to reduce the remaining assets of the Fund to distributable form in cash, and to distribute the proceeds to or for the account of the Stockholders of the Fund, as described below in Liquidating Distributions.
As noted above, in connection with the cessation of the Fund’s business, the Fund will liquidate its portfolio holdings. See “Distribution Amounts; Expenses of Liquidation” below regarding the costs incurred by the Fund in this regard. The Fund is unable to predict when the complete liquidation of its portfolio holdings will be accomplished.
[Fixing of Interests and Closing of Books. For purposes of determining the Stockholders of the Fund entitled to receive payment of all Liquidating Distributions (as defined below), the proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the “Determination Date”). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Common Stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates and the Fund’s Common Shares will cease to be traded on the New York Stock Exchange, Inc. (the “NYSE”).]
Termination of the Fund. The Fund shall be terminated as soon as reasonably practicable after the Effective Date and the completion of the implementation of the Plan, which date of termination of the Fund shall be determined by the President of the Fund or other authorized officer (the “Termination Date”).
Payment of Liabilities and Expenses. Within a reasonable period after the Effective Date, the Fund shall determine, and there shall be paid or otherwise provided for, all charges, taxes, expenses, liabilities and reserves, whether due or accrued or anticipated, of the Fund (collectively, “Debts”).
Liquidating Distributions. As soon as reasonably practicable after the Determination Date and following the payment or other provision for Debts of the Fund, the remaining assets of the Fund shall be distributed to or for the account of the Stockholders of the Fund, at any one or more times, and shall proceed in the order of priority provided below (each a “Liquidating Distribution”): First, to the Preferred Stockholders, the amount of $50,000 per Preferred Share, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to but not including the date of such Liquidating Distribution, in same-day funds; and second, after determination of any dividend to be paid pursuant to the Plan, all remaining amounts to the Common Stockholders, ratably according to the number of Shares of the Fund held by such Common Stockholders on the Determination Date. In the event the assets of the Fund available for distribution upon liquidation to the Preferred Stockholders are insufficient to make full payments to which such holders are entitled in accordance with the Bylaws of the Fund, payment shall be made pro rata among all such Preferred Stockholders. It is intended that any and all amounts of a Liquidating Distribution to Preferred Stockholders comprising a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.
The Liquidating Distribution to the Common Stockholders will include, if necessary, a dividend equal to the sum of (i) the amount, if any, required to avoid the imposition of tax under section 852 of the Internal Revenue Code of 1986, as amended (the “Code”) on investment company taxable income and net capital gain for each of the Fund’s (a) most recently completed taxable year, and (b) the subsequent taxable period ending on the Liquidation Date and (ii) the additional amount, if any, required to avoid the imposition of tax under section 4982 of the Code on ordinary income and capital gain net income. The Board of Directors of the Fund hereby declares that the dividend so paid shall be deemed for all purposes to have been conclusively declared on the date of this Plan. It is intended that any and all amounts of a Liquidating Distribution to Common Stockholders comprising such a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.
Deregistration under the 1940 Act. As soon as practicable after the Termination Date, the Fund shall take action to become deregistered as an investment company under the 1940 Act, and the officers of the Fund shall take such other actions as may be deemed necessary or advisable to carry out the provisions and purposes of the Plan.
Amendment of Plan. A majority of the Board of Directors shall have the power to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the complete liquidation and dissolution of the Fund, and the distribution of assets to Common Stockholders in accordance with the purposes to be accomplished by the Plan.
U.S. Federal Income Tax Consequences
The following is only a general summary of the United States federal income tax consequences of the Plan. Stockholders should consult with their own tax advisors for advice regarding the application of current United States federal tax law to their particular situation and with respect to potential state, local or other tax consequences of the Plan.
The Liquidating Distributions received by a Stockholder will be treated for U.S. federal income tax purposes as full payment for the Stockholder’s shares. Thus, a Stockholder who is subject to U.S. federal income tax will recognize a gain or loss for tax purposes on the receipt of the Liquidating Distribution. The Stockholder’s gain or loss will be a capital gain or capital loss if such Shares are held as capital assets.
The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable liquidation proceeds paid to any Stockholder who fails to provide the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to backup withholding.
Impact of the Plan on the Fund’s Status under the 1940 Act
If approved by Stockholders, on the Effective Date or Determination Date, as applicable, the Fund will cease doing business as a registered investment company and, as soon as reasonably practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and the Fund’s deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund’s withdrawal as an investment company becomes effective, the Fund will continue to be subject to and will comply with the 1940 Act.
Procedure for Dissolution under Maryland Law
Pursuant to the Maryland General Corporation Law and the Fund’s Articles of Restatement and Bylaws, if Stockholders approve the Plan, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing the Fund’s assets, and doing all other acts required to liquidate and wind up the Fund’s business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund’s Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.
Distribution Amounts; Expenses of Liquidation
The Fund’s total net assets on January 14, 2009 were $125.1 million. At such date, the Fund had 7,259,106 Shares outstanding, consisting of 7,258,006 Common Shares and 1,100 Preferred Shares. Accordingly, on January 14, 2009, the net asset value per Common Shares of the Fund was $9.66. The amount to be distributed to Common Stockholders will be reduced by the remaining expenses of the Fund, including the expenses associated with this proxy solicitation and those associated with the liquidation and portfolio transaction costs, as well as costs incurred in resolving any claims that may arise against the Fund. The Fund will bear all expenses incurred by the Fund in carrying out the Plan. These expenses are estimated to be approximately in the range of $60,000 to $85,000. Out-of pocket costs related to actual liquidation expenses and portfolio transaction costs may vary from these estimates. These costs and expenses do not include the potential market impact of liquidation of portfolio securities (including the liquidation of potentially large blocks of portfolio securities) under current and developing market conditions. Any increase in liquidation expenses and portfolio transaction costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to Stockholders.
Additional Considerations
In addition to the other information contained in this Proxy Statement, you should consider the following factors in determining whether or not to vote in favor of the Liquidation.
The Fund is not able to Estimate Net Proceeds to be Received by Common Stockholders. The actual amount to be received as a Liquidating Distribution(s) by Common Stockholders is subject to significant uncertainties and not possible to predict at this time. The amount available for distribution to Common Stockholders will be based, in part, on the value of the Fund’s assets at the time of liquidation and then-current market conditions; the amount of the Fund’s actual costs, expenses and liabilities to be paid in the future; the potential market impact of liquidation of portfolio securities (including the liquidation of potentially large blocks of portfolio securities) under current and developing market conditions; general business and economic conditions; and the time required to liquidate the Fund’s assets, all of which can not be predicted with any certainty at this time.
The Fund is Not Able to Predict at this Time the Length of Time it Would Take to Complete the Liquidation. If Stockholders approve the Plan, the Fund will be authorized to commence the sale and liquidation of its assets and the Fund will cease investment activity other than managing the sale of securities and the Fund’s cash levels. The Fund is unable to predict when it will complete the sale of its assets or when it will make Liquidating Distribution(s) to Stockholders under the Plan. In effecting the Liquidation, the Fund’s Sub-Adviser expects to invest the cash proceeds from the sale of portfolio securities in tax-exempt money market funds, short-term tax-exempt instruments and/or short-term taxable instruments. However, the Fund will not be managed during the liquidation period in a manner designed to produce investment returns analogous to that which it attempted to achieve during its investment operations. Further, the market value of the Fund’s portfolio securities may decline during the liquidation period resulting in a reduction in the amounts available for ultimate liquidation distribution, and the length of the liquidation period can not be predicted at this time as described above.
The Liquidity and Market Price of Fund Common Shares Could Decrease. As the Fund sells its assets and distributes Liquidating Distribution(s) to Stockholders, the Fund’s market capitalization and “float” may diminish. Market interest in Fund Shares may also diminish. This could reduce the market demand for and liquidity of Fund Common Shares, which may adversely affect the Fund Shares’ market price. The Fund currently intends to maintain its listing on the NYSE until such time as the Common Shares are no longer eligible for listing and trading. This would further decrease the market demand for and liquidity and price of the Fund’s Common Shares.
Appraisal Rights
Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.
Required Vote. In accordance with the Fund’s Charter and applicable law, approval of Proposal II will require the affirmative vote of at least a majority of the votes entitled to be cast by holders of Common Shares and Preferred Shares of the Fund, voting together as a single class.

Your Board of Directors Unanimously Recommends that You Vote “For” the Proposed Plan of Liquidation and Dissolution. Unless a contrary specification is made, the accompanying proxy will be voted FOR approval of the Plan.

ADDITIONAL INFORMATION
Executive and Other Officers of the Fund. The table below provides certain information concerning the executive officers of the Fund and certain other officers who perform similar duties. Officers hold office at the pleasure of the Board and until their successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified. Officers and employees of the Fund who are principals, officers, members or employees of the Manager or the Sub-Adviser are not compensated by the Fund.

Name, Address*	Position(s) Held	Term of Office and Length	Principal Occupation(s) During
and Date of Birth	with Fund	of Time Served	the Past 5 Years
Brian S. Shlissel 11/14/1964	President & Chief Executive Officer	Since September 2002	Executive Vice President, Director of Fund Administration, Allianz Global Investors Fund Management LLC; Director of 6 funds in the Fund Complex; President and Chief Executive Officer of 35 funds in the Fund Complex; Treasurer, Principal Financial and Accounting Officer of 39 funds in the Fund Complex and The Korea Fund, Inc.

Lawrence G. Altadonna 03/10/1966	Treasurer, Principal Financial and Accounting Officer	Since September 2002	Senior Vice President, Allianz Global Investors Fund Management LLC; Treasurer, Principal Financial and Accounting Officer of 35 funds in the Fund Complex; Assistant Treasurer of 39 funds in the Fund Complex and The Korea Fund, Inc.

Thomas J. Fuccillo 03/22/1968	Vice President, Secretary and Chief Legal Officer	Since December 2004	Executive Vice President, Senior Counsel, Allianz Global Investors of America L.P.; Executive Vice President and Chief Legal Officer, Allianz Global Investors Fund Management LLC and Allianz Global Investors Solutions LLC; Vice President, Secretary and Chief Legal Officer of 74 funds in the Fund Complex; Secretary and Chief Legal Officer of The Korea Fund, Inc.; Formerly, Vice President and Associate General Counsel, Neuberger Berman, LLC (1991-2004).

Youse Guia 680 Newport Center Drive Suite 250 Newport Beach, CA 92660 09/03/1972	Chief Compliance Officer	Since October 2004	Senior Vice President, Group Compliance Manager, Allianz Global Investors of America L.P.; Chief Compliance Officer of 74 funds in the Fund Complex and The Korea Fund, Inc.; Formerly, Vice President, Group Compliance Manager, Allianz Global Investors of America L.P. (2002-2004).

Scott Whisten 03/13/1971	Assistant Treasurer	Since January 2007	Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 74 funds in the Fund Complex; formerly, Accounting Manager, Prudential Investments (2000-2005).

Name, Address*	Position(s) Held	Term of Office and Length	Principal Occupation(s) During
and Date of Birth	with Fund	of Time Served	the Past 5 Years
Richard J. Cochran 01/23/1961	Assistant Treasurer	Since May 2008	Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 74 funds in the Fund Complex; formerly, Tax manager, Teachers Insurance Annuity Association/College Retirement Equity Fund (TIAA-CREF) (2002-2008).

William V. Healey 07/28/1953	Assistant Secretary	Since December 2006	Executive Vice President, Chief Legal Officer-U.S. Retail, Allianz Global Investors of America L.P.; Executive Vice President, Chief Legal Officer and Secretary, Allianz Global Investors Advertising Agency Inc., Allianz Global Investors Managed Accounts LLC and Allianz Global Investors Distributors LLC; Assistant Secretary of 74 funds in the Fund Complex. Formerly, Vice President and Associate General Counsel, Prudential Insurance Company of America; Executive Vice President and Chief Legal Officer, The Prudential Investments (1998-2005).

Richard H. Kirk 04/06/1961	Assistant Secretary	Since December 2006	Senior Vice President, Allianz Global Investors of America L.P. (since 2004). Senior Vice President, Associate General Counsel, Allianz Global Investors Distributors LLC. Assistant Secretary of 74 funds in the Fund Complex; formerly, Vice President, Counsel, The Prudential Insurance Company of America/American Skandia (2002-2004).

Kathleen A. Chapman 11/11/1954	Assistant Secretary	Since December 2006	Assistant Secretary of 74 funds in the Fund Complex; Manager – IIG Advisory Law, Morgan Stanley (2004-2005); Paralegal, The Prudential Insurance Company of America; and Assistant Corporate Secretary of affiliated American Skandia companies (1996-2004).

Lagan Srivastava 09/20/1977	Assistant Secretary	Since December 2006	Assistant Secretary of 74 funds in the Fund Complex and The Korea Fund, Inc.; formerly, Research Assistant, Dechert LLP (2004-2005); Research Assistant, Swidler Berlin Shereff Friedman LLP (2002-2004).

*	Unless otherwise noted, the address of the Fund’s officers is Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, 4th Floor, New York, New York 10105.
Investment Manager and Sub-Adviser. The Manager, located at 1345 Avenue of the Americas, New York, New York 10105, serves as the investment manager of the Fund. The Manager retains its affiliate, PIMCO, as Sub-Adviser to manage the Fund’s investments. PIMCO is located at 800 Newport Center Drive, Newport Beach, CA 92660. The Manager and the Sub-Adviser are each majority-owned indirect subsidiaries of Allianz SE, a publicly traded European insurance and financial services company.
Legal Proceedings. In June and September 2004, the Manager and certain of its affiliates (including PEA Capital LLC (“PEA”), Allianz Global Investors Distributors LLC and Allianz Global Investors of America,

L.P.) agreed to settle, without admitting or denying the allegations, claims brought by the SEC and the New Jersey Attorney General alleging violations of federal and state securities laws with respect to certain open-end funds for which the Manager serves as investment adviser. The settlements related to an alleged “market timing” arrangement in certain open-end funds formerly sub-advised by PEA. The Manager and its affiliates agreed to pay a total of $68 million to settle the claims. In addition to monetary payments, the settling parties agreed to undertake certain corporate governance, compliance and disclosure reforms related to market timing, and consented to cease and desist orders and censures. Subsequent to these events, PEA deregistered as an investment adviser and dissolved. None of the settlements alleged that any inappropriate activity took place with respect to the Fund.
     Since February 2004, the Manager, and certain of its affiliates and their employees have been named as defendants in a number of pending lawsuits concerning “market timing,” which allege the same or similar conduct underlying the regulatory settlements discussed above. The market timing lawsuits have been consolidated in a multi-district litigation proceeding in the United States District Court for the District of Maryland. Any potential resolution of these matters may include, but not be limited to, judgments or settlements for damages against the Manager, or its affiliates or related injunctions.
     The Manager and the Sub-Adviser believe that these matters are not likely to have a material adverse effect on the Fund or on their ability to perform their respective investment advisory activities relating to the Fund.
     The foregoing speaks only as of the date of this proxy statement.
Independent Registered Public Accounting Firm. The Audit Oversight Committee of the Fund’s Board unanimously selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the fiscal year ending October 31, 2009. PwC served as the independent registered public accounting firm of the Fund for the last fiscal year and also serves as the independent registered public accounting firm of various other investment companies for which the Manager and the Sub-Adviser serve as investment adviser or sub-adviser. PwC is located at 1055 Broadway, Kansas City, MO 64105. The Fund does not know of any direct financial or material indirect financial interest of PwC in the Fund.
     A representative of PwC, if requested by any Stockholder, will be present at the Meeting via telephone to respond to appropriate questions from Stockholders and will have an opportunity to make a statement if he or she chooses to do so.
     Pre-approval Policies and Procedures. The Fund’s Audit Oversight Committee has adopted written policies relating to the pre-approval of audit and permitted non-audit services to be performed by the Fund’s independent registered public accounting firm. Under the policies, on an annual basis, the Fund’s Audit Oversight Committee reviews and pre-approves proposed audit and permitted non-audit services to be performed by the independent registered public accounting firm on behalf of the Fund. The President of the Fund also pre-approves any permitted non-audit services to be provided to the Fund.
     In addition, the Fund’s Audit Oversight Committee pre-approves annually any permitted non-audit services (including audit-related services) to be provided by the independent registered public accounting firm to the Manager, the Sub-Adviser and any entity controlling, controlled by, or under common control with the Manager that provides ongoing services to the Fund (together, the “Accounting Affiliates”), provided, in each case, that the engagement relates directly to the operations and financial reporting of the Fund. Although the Audit Oversight Committee does not pre-approve all services provided by the independent registered public accounting firm to Accounting Affiliates (for instance, if the engagement does not relate directly to the operations and financial reporting of the Fund), the Committee receives an annual report from the independent registered public accounting firm showing the aggregate fees paid by Accounting Affiliates for such services.
     The Fund’s Audit Oversight Committee may also from time to time pre-approve individual non-audit services to be provided to the Fund or an Accounting Affiliate that were not pre-approved as part of the annual process described above. The Chairman of the Fund’s Audit Oversight Committee (or any other member of the Committee to whom this responsibility has been delegated) may also pre-approve these individual non-audit services, provided that the fee for such services does not exceed certain pre-determined dollar thresholds. Any such pre-approval by the Chairman (or by a delegate) is reported to the full Audit Oversight Committee at its next regularly scheduled meeting.
     The pre-approval policies provide for waivers of the requirement that the Audit Oversight Committee pre-approve permitted non-audit services provided to the Fund or it’s Accounting Affiliates pursuant to de minimis exceptions described in Section 10A of the Exchange Act and applicable regulations (referred to herein as the “de minimis exception”).
     Audit Fees. Audit Fees are fees related to the audit and review of the financial statements included in annual reports and registration statements, and other services that are normally provided in connection with statutory and regulatory filings or engagements. For the Fund’s last two fiscal years, the Audit Fees billed by PwC are shown in the table below:

Fiscal Year Ended	Audit Fees
October 31, 2008	$39,000
October 31, 2007	$36,000
     Audit-Related Fees. Audit-Related Fees are fees related to assurance and related services that are reasonably related to the performance of the audit or review of financial statements, but not reported under “Audit Fees” above, and that include accounting consultations, agreed-upon procedure reports (inclusive of annual review of basic maintenance testing associated with the Preferred Shares), attestation reports and comfort letters. The table below shows, for the Fund’s last two fiscal years, the Audit-Related Fees billed by PwC to the Fund.

Fiscal Year Ended	Audit-Related Fees
October 31, 2008	$8,000
October 31, 2007	$8,000
     Tax Fees. Tax Fees are fees associated with tax compliance, tax advice and tax planning, including services relating to the filing or amendment of federal, state or local income tax returns, regulated investment company qualification reviews, and tax distribution and analysis reviews. The table below shows, for the Fund’s last two fiscal years, the aggregate Tax Fees billed by PwC to the Fund. During those fiscal years, there were no Tax Fees billed by PwC to the Fund’s Accounting Affiliates for audit-related services related directly to the operation and financial reporting of the Fund.

Fiscal Year Ended	Tax Fees
October 31, 2008	$6,700
October 31, 2007	$6,500

     All Other Fees. All Other Fees are fees related to services other than those reported above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” For the Fund’s last two fiscal years, no such fees were billed by PwC to the Fund or the Fund’s Accounting Affiliates.
During the periods indicated in the tables above, no services described under “Audit-Related Fees,” “Tax Fees” or “All Other Fees” were approved pursuant to the de minimis exception.
     Aggregate Non-Audit Fees. The aggregate non-audit fees billed by PwC, during the Fund’s last two fiscal years, for services rendered to the Fund and the Fund’s Accounting Affiliates are shown in the table below:

	Aggregate Non-	Non-Audit Fees for
	Audit Fees	Accounting	Aggregate
Fiscal Year Ended	for Fund	Affiliates	Non-Audit Fees
October 31, 2008	$14,700	$3,894,972	$3,909,672
October 31, 2007	$14,500	$2,769,324	$2,783,824
The Fund’s Audit Oversight Committee has determined that the provision by PwC of non-audit services to the Fund’s Accounting Affiliates that were not pre-approved by the Committee were compatible with maintaining the independence of PwC as the Fund’s principal auditors.
Other Business. As of the date of this Proxy Statement, the Fund’s officers and the Manager know of no business to come before the Meeting other than as set forth in the Notice. If any other business is properly brought before the Meeting, including any adjournment thereof, the persons named as proxies on the enclosed proxy cards will vote in their sole discretion.
Quorum, Adjournments and Methods of Tabulation. A quorum for the Fund at the Meeting will consist of the presence in person or by proxy of Stockholders of the Fund entitled to cast at least a majority (greater than 50%) of the votes entitled to be cast. In the absence of a quorum at the Meeting or, even if a quorum is present, in the event that sufficient votes in favor of the Proposals set forth in the Notice are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting after the date set for the original Meeting within 120 days after the Record Date, with no other notice than announcement at the Meeting, to permit further solicitation of proxies with respect to the Proposals. In addition, if, in the judgment of the persons named as proxies, it is advisable to defer action on a Proposal, the persons named as proxies may propose one or more adjournments of the Meeting with respect to the Proposal for a reasonable time. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal. The costs of any additional solicitation and of any adjourned session will be borne by the Fund. Any proposals properly before the Meeting for which sufficient favorable votes have been received by the time of the Meeting will be acted upon and such action will be final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal
Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as inspectors of election (the “Inspectors”) for the Meeting. For purposes of determining the presence of a quorum for the Fund, the

Tellers will count the total number of votes cast “for” or “against” approval of the Proposal for the Fund, as well as Shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter).
With respect to the election of Directors (Proposal I), abstentions will not be counted as votes cast and will have no effect on the result of the vote with respect to Proposal I, although they will be considered present for the purpose of determining the presence of a quorum. With respect to the vote on the proposed Liquidation (Proposal II), abstentions and broker non-votes will have the same effect as votes against Proposal II, although they will be considered present for the purpose of determining the presence of a quorum.
Reports to Stockholders. The 2008 Annual Report to Stockholders for the Fund was mailed to Stockholders on or about December 29, 2008. Additional copies of the Annual Report may be obtained without charge from the Fund by calling 1-877-819-2224 or by writing to the Fund at 1345 Avenue of the Americas, New York, NY 10105.
Stockholder Proposals for 2010 Annual Meeting. If Proposal II is approved, the Fund does not expect to hold another annual meeting of Stockholders. If Proposal II is not approved, or if the Liquidation of the Fund is not completed prior to such time, it is currently anticipated that the Fund’s next annual meeting of Stockholders after the Meeting addressed in this Proxy Statement will be held in February 2010. Proposals of Stockholders intended to be presented at that annual meeting of the Fund must be received by the Fund no later than ___, 2009 for inclusion in the Fund’s proxy statement and proxy cards relating to that meeting. The submission by a Stockholder of a proposal for inclusion in the proxy materials does not guarantee that it will be included. Stockholder proposals are subject to certain requirements under the federal securities laws and must be submitted in accordance with the Fund’s Bylaws. Stockholders submitting any other proposals for the Fund intended to be presented at the 2010 annual meeting (i.e., other than those to be included in the Fund’s proxy materials) must ensure that such proposals are received by the Fund, in good order and complying with all applicable legal requirements and requirements set forth in the Fund’s Bylaws, no earlier than November ___, 2009 and no later than December ___, 2009. If a Stockholder who wishes to present a proposal fails to notify the Fund within these dates, the proxies solicited for the meeting will have discretionary authority to vote on the Stockholder’s proposal if it is properly brought before the meeting. If a Stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholder proposals should be addressed to the attention of the Secretary of the applicable Fund, at the address of the principal executive offices of the Fund, with a copy to David C. Sullivan, Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110-2624.
STOCKHOLDERS SHARING AN ADDRESS
     The Fund is permitted to mail only one copy of this proxy statement to a household, even if more than one person in a household is a Fund stockholder of record, unless the Fund has received contrary instructions from one or more of the stockholders. If you need additional copies of this proxy statement and you are a holder of record of your shares, please call 1-800-331-1710. If your shares are held in broker street name please contact your financial service firm to obtain additional copies of this proxy statement. If in the future you do not want the mailing of proxy statements and information statements to be combined with those of other members of your household, or if you have received multiple copies of this proxy statement and want future mailings to be combined with those of other members of your household, please contact the Manager in writing at Allianz Global Investors Fund Management LLC, c/o PFPC, PO Box 43027, Providence, RI 02940, or by telephone at 1-800-331-1710, or contact your financial service firm.
PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARDS PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
January ___ 2009

Exhibit A to Proxy Statement
Allianz Global Investors Fund Management Sponsored Closed-End Funds
Audit Oversight Committee Charter
(Adopted as of January 14, 2004,
as amended through June 10, 2008)
     The Board of Trustees (each a “Board”) of each of the registered investment companies listed in Appendix A hereto (each a “Fund” and, collectively, the “Funds”), as the same may be periodically updated, has adopted this Charter to govern the activities of the Audit Oversight Committee (the “Committee”) of the particular Board with respect to its oversight of the Fund. This Charter applies separately to each Fund and its particular Board and Committee, and shall be interpreted accordingly. This Charter supersedes and replaces any audit committee charter previously adopted by the Board or a committee of the Board.
Statement of Purpose and Functions
     The Committee’s general purpose is to oversee the Fund’s accounting and financial reporting policies and practices and its internal controls, including by assisting with the Board’s oversight of the integrity of the Fund’s financial statements, the Fund’s compliance with legal and regulatory requirements, the qualifications and independence of the Fund’s independent auditors, and the performance of the Fund’s internal control systems and independent auditors. The Committee’s purpose is also to prepare reports required by Securities and Exchange Commission rules to be included in the Fund’s annual proxy statements, if any.
     The Committee’s function is oversight. While the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits, to prepare or determine that the Fund’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the Fund. Fund management is responsible for Fund accounting and the implementation and maintenance of the Fund’s internal control systems, and the independent auditors are responsible for conducting a proper audit of the Fund’s financial statements. Members of the Committee are not employees of the Funds and, in serving on this Committee, are not, and do not hold themselves out to be, acting as accountants or auditors. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within management and outside the Fund from which the Committee receives information and (ii) the accuracy of financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.
Membership
     The Committee shall be comprised of as many trustees as the Board shall determine, but in any event not less than three (3) Trustees. Each member of the Committee must be a member of the Board. The Board may remove or replace any member of the Committee at any time in its sole discretion. One or more members of the Committee may be designated by the Board as the Committee’s chairman or co-chairman, as the case may be.
     Each member of the Committee may not be an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and must otherwise satisfy the standards for independence of an audit committee member of an investment company issuer as set forth in Rule 10A-3(b) (taking into account any exceptions to those requirements set for in such rule) under the Securities Exchange Act of 1934, as amended, and under applicable listing standards of the New York Stock Exchange (the “NYSE”). Each member of the Committee must be “financially literate” (or must become so within a reasonable time after his or her appointment to the Committee) and at least one member of the Committee must have “accounting or related financial management expertise,” in each case as the Board interprets such qualification in its business judgment under NYSE listing standards.
Responsibilities and Duties
     The Committee’s policies and procedures shall remain flexible to facilitate the Committee’s ability to react to changing conditions and to generally discharge its functions. The following describe areas of attention in broad terms. The Committee shall:
     1. Determine the selection, retention or termination of the Fund’s independent auditors based on an evaluation of their independence and the nature and performance of the audit and any permitted non-audit services. Decisions by the Committee concerning the selection, retention or termination of the independent auditors shall be submitted to the Board for ratification in accordance with the requirements of Section 32(a) of the Investment Company Act. The Fund’s independent auditors must report directly to the Committee, which shall be responsible for resolution of disagreements between management and the independent auditors relating to financial reporting.
     2. To consider the independence of the Fund’s independent auditors at least annually, and in connection therewith receive on a periodic basis formal written disclosures and letters from the independent auditors as required by the Independence Standards Board Standard (“ISB”) No. 1.
     3. To the extent required by applicable regulations, pre-approve (i) all audit and permitted non-audit services rendered by the independent auditors to the Fund and (ii) all non-audit services rendered by the independent auditors to the Fund’s investment advisers (including sub-advisers) and to certain of the investment advisers’ affiliates. The Committee may implement policies and procedures by which such services are approved other than by the full Committee.
     4. Review the fees charged by the independent auditors to the Fund, the investment advisers and certain affiliates of the investment advisers for audit, audit-related and permitted non-audit services.

     5. If and to the extent that the Fund intends to have employees, set clear policies for the hiring by the Fund of employees or former employees of the Fund’s independent auditors.
     6. Obtain and review at least annually a report from the independent auditors describing (i) the accounting firm’s internal quality-control procedures and (ii) any material issues raised (a) by the accounting firm’s most recent internal quality-control review or peer review or (b) by any governmental or other professional inquiry or investigation performed within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to address any such issues.
     7. Review with the Fund’s independent auditors arrangements for and the scope of the annual audit and any special audits, including the form of any opinion proposed to be rendered to the Board and shareholders of the Fund.
     8. Meet with management and the independent auditors to review and discuss the Fund’s annual audited financial statements, including a review of any specific disclosures of management’s discussion of the Fund’s investment performance; and, with respect to the Fund’s audited financial statements, discuss with the independent auditors matters required by Statement of Accounting Standards (“SAS”) No. 61 and any other matters required to be reported to the Committee under applicable law; and provide a statement whether, based on its review of the Fund’s audited financial statements, the Committee recommends to the Board that the audited financial statements be included in the Fund’s Annual Report.
     Meet with management to review and discuss the Fund’s unaudited financial statements included in the semi-annual report, including, if any, a review of any specific disclosure of management’s discussion of the Fund’s investment performance.
     9. Discuss with management and the independent auditors the Fund’s unaudited financial statements.
     10. Review with the independent auditors any audit problems or difficulties encountered in the course of their audit work and management’s responses thereto.
     11. Review with management and, as applicable, with the independent auditors the Fund’s accounting and financial reporting policies, practices and internal controls, management’s guidelines and policies with respect to risk assessment and risk management, including the effect on the Fund of any recommendation of changes in accounting principles or practices by management or the independent auditors.
     12. Discuss with management any press releases discussing the Fund’s investment performance and other financial information about the Fund, as well as any financial information provided by management to analysts or rating agencies. The Committee may discharge this responsibility by discussing the general types of information to be disclosed by the Fund and the form of presentation (i.e., a case-by-case review is not required) and need not discuss in advance each such release of information.
     13. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters; and

(ii) the confidential, anonymous submission by employees of the Fund, the Fund’s investment advisers, administrator, principal underwriter (if any) or any other provider of accounting-related services for the investment advisers of concerns regarding accounting or auditing matters.
     14. Investigate or initiate the investigation of any improprieties or suspected improprieties in the Fund’s accounting operations or financial reporting.
     15. Review with counsel legal and regulatory matters that have a material impact on the Fund’s financial and accounting reporting policies and practices or its internal controls.
     16. Report to the Board on a regular basis (at least annually) on the Committee’s activities.
     17. Perform such other functions consistent with this Charter, the Agreement and Declaration of Trust and Bylaws applicable to the Fund, and applicable law or regulation, as the Committee or the Board deems necessary or appropriate.
The Committee may delegate any portion of its authority and responsibilities as set forth in this Charter to a subcommittee of one or more members of the Committee.
Meetings
     At least annually, the Committee shall meet separately with the independent auditors and separately with the representatives of Fund management responsible for the financial and accounting operations of the Fund. The Committee shall hold other regular or special meetings as and when it deems necessary or appropriate.
Outside Resources and Assistance from Management
     The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Committee may request. The Committee shall have the authority to engage at the Fund’s expense independent counsel and other experts and consultants whose expertise the Committee considers necessary to carry out its responsibilities. The Fund shall provide for appropriate funding, as determined by the Committee, for the payment of: (i) compensation of the Fund’s independent auditors for the issuance of an audit report relating to the Fund’s financial statements or the performance of other audit, review or attest services for the Fund; (ii) compensation of independent legal counsel or other advisers retained by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in fulfilling its purposes or carrying out its responsibilities under this Charter.
Annual Evaluations

     The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board. In addition, the performance of the Committee shall be reviewed at least annually by the Board.
Adoption and Amendments
     The Board shall adopt and approve this Charter and may amend the Charter at any time on the Board’s own motion.

Exhibit B to Proxy Statement
Report of Audit Oversight Committee
of the Board of Directors of
PIMCO Municipal Advantage Fund Inc. (the “Fund”)
Dated December 22, 2008
     The Audit Oversight Committee (the “Committee”) oversees the Fund’s financial reporting process on behalf of the Board of Directors of the Fund (the “Board”) and operates under a written Charter adopted by the Board. The Committee meets with the Fund’s management (“Management”) and independent registered public accounting firm and reports the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In connection with the Committee’s and independent accountant’s responsibilities, Management has advised that the Fund’s financial statements for the fiscal year ended October 31, 2008 were prepared in conformity with the generally accepted accounting principles.
     The Committee has reviewed and discussed with Management and PricewaterhouseCoopers LLP (“PwC”), the Fund’s independent registered public accounting firm, the audited financial statements for the fiscal year ended October 31, 2008. The Committee has discussed with PwC the matters required to be discussed by Statements on Auditing Standard No. 61 (SAS 61). SAS 61 requires independent registered public accounting firms to communicate to the Committee matters including, if applicable: 1) methods used to account for significant unusual transactions; 2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; 3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and 4) disagreements with Management over the application of accounting principles and certain other matters.
     With respect to the Fund, the Committee has received the written disclosure and the letter from PwC required by Independence Standards Board Standard No. 1 (requiring auditors to make written disclosure to and discuss with the Committee various matters relating to the auditor’s independence), and has discussed with PwC their independence. The Committee has also reviewed the aggregate fees billed by PwC for professional services rendered to the Fund and for non-audit services provided to Allianz Global Investors Fund Management LLC (“AGIFM”), the Fund’s investment manager, Pacific Investment Management Company LLC (“PIMCO”), the Fund’s investment adviser and any entity controlling, controlled by or under common control with AGIFM or PIMCO that provided services to the Fund. As part of this review, the Committee considered, in addition to other practices and requirements relating to selection of the Fund’s independent registered public accounting firm, whether the provision of such non-audit services was compatible with maintaining the independence of PwC.
     Based on the foregoing review and discussions, the Committee presents this Report to the Board and recommends that (1) the audited financial statements for the fiscal year ended October

31, 2008 be included in the Fund’s Annual Report to shareholders for such fiscal year, (2) such Annual Report be filed with the Securities and Exchange Commission and the New York Stock Exchange, and (3) PwC be reappointed as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2009.
Submitted by the Audit Committee of the Board of Directors:
Paul Belica
Robert E. Connor
Hans W. Kertess
William B. Ogden, IV
R. Peter Sullivan III
Diana L. Taylor

Exhibit C to Proxy Statement
Plan of Liquidation and Dissolution
of
PIMCO Municipal Advantage Fund, Inc.
          This Plan of Liquidation and Dissolution (the “Plan”) for PIMCO Municipal Advantage Fund, Inc. (the “Fund”), a corporation organized and existing under the laws of Maryland and registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is intended to accomplish the complete liquidation of the Fund’s assets and dissolution of the Fund in conformity with the provisions of the Fund’s Articles of Restatement (the “Articles”) and By-Laws and Maryland law.
     1. Approval of Plan and Effective Date. The Plan will be submitted to the Fund’s Board of Directors on December 22, 2008 for approval by the Fund’s Board of Directors, including a majority of the directors who are not “interested persons” (as defined in the Investment Company Act) of the Fund, that the proposed liquidation and dissolution of the Fund is in accordance with the Plan and that the Plan is advisable and in the best interests of the Fund’s stockholders. Under Maryland law and the Fund’s Articles of Restatement and Bylaws, the Fund must also obtain stockholder approval to liquidate and dissolve the Fund. Pending approval by the Fund’s stockholders by an affirmative vote of a majority of the votes entitled to be cast by the common and preferred stockholders of the Fund, voting as a single class, the Plan shall become effective at the close of business on or about ___, 2009 (the “Effective Date”).
     2. Cessation of Business. At the Effective Date, the Fund shall cease its operations and thereafter shall not engage in any business activities except for the purposes of managing the sale of securities and the Fund’s cash levels. Within a reasonable period after the Effective Date (taking into account market conditions and other relevant factors), the directors and officers of the Fund shall proceed to wind up the affairs of the Fund; to pay or make provision for the payment of the Fund’s debts and liabilities; to reduce the remaining assets of the Fund to distributable form in cash and to distribute the proceeds to or for the account of the stockholders of the Fund.
     3. Fixing of Interests and Closing of Books. For purposes of determining the stockholders of the Fund entitled to receive payment of all Liquidating Distributions (as defined below), the proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the “Determination Date”). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates and the Fund’s common shares will cease to be traded on the New York Stock Exchange, Inc. (the “NYSE”).

     4. Termination of the Fund. The Fund shall be terminated as soon as reasonably practicable after the Effective Date and the completion of the implementation of this Plan, which date of termination of the Fund shall be determined by the President of the Fund or other authorized officer (the “Termination Date”).
     5. Notice of Liquidation of the Fund. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, if any, at their addresses as shown on the Fund’s records, that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets, to the extent that such notice is required under the Maryland General Corporation Law (the “MGCL”).
     6. Payment of Liabilities and Expenses. Within a reasonable period after the Effective Date, the Fund shall determine, and there shall be paid or otherwise provided for, all charges, taxes, expenses, liabilities and reserves, whether due or accrued or anticipated, of the Fund (collectively, “Debts”).
     7. Liquidating Distributions. As soon as reasonably practicable after the Determination Date and following the payment or other provision for Debts of the Fund, the remaining assets of the Fund shall be distributed to or for the account of the stockholders of the Fund, at any one or more times, and shall proceed in the order of priority provided below (each a “Liquidating Distribution”):
     1. First, to the preferred stockholders, the amount of $50,000 per preferred share, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to but not including the date of such Liquidating Distribution, in same-day funds; and
     2. Second, after determination of any dividend to be paid pursuant to paragraph 7.a. of this Plan, all remaining amounts to the common stockholders, ratably according to the number of shares of the Fund held by such common stockholders on the Determination Date. In the event the assets of the Fund available for distribution upon liquidation to the preferred stockholders are insufficient to make full payments to which such holders are entitled in accordance with the By-Laws of the Fund, payment shall be made pro rata among all such preferred stockholders. It is intended that any and all amounts of a Liquidating Distribution to preferred stockholders comprising a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.
The Liquidating Distribution to common stockholders will include, if necessary, a dividend equal to the sum of (i) the amount, if any, required to avoid the imposition of tax under section 852 of the Internal Revenue Code of 1986, as amended (the “Code”) on investment company taxable income and net capital gain for each of the Fund’s (a) most recently completed taxable year, and (b) the subsequent taxable period ending on the Liquidation Date and (ii) the additional amount, if any, required to avoid the imposition of tax under section 4982 of the Code on ordinary income and capital gain net income. The Board of Directors of the Fund hereby declares that the dividend so paid shall be deemed for all purposes to have been conclusively declared on the date of this Plan. It is intended that any and all amounts of a Liquidating Distribution to common stockholders comprising such a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

     8. Deregistration under the Investment Company Act. As soon as practicable after the Termination Date, the Fund shall take action to become deregistered as an investment company under the Investment Company Act, and the officers of the Fund shall take such other actions as may be deemed necessary or advisable to carry out the provisions and purposes of this Plan.
     9. Dissolution under Maryland Law.
     1. Within the time frame set forth above, the Fund shall cause to be filed Articles of Dissolution with the State Department of Assessments and Taxation of Maryland, pursuant to Sections 3-406 and 3-407 of the MGCL.
     2. Not less than twenty (20) days prior to filing the Articles of Dissolution with the State Department of Assessments and Taxation of Maryland, as set forth above, the Fund shall mail notice that the dissolution of the Fund has been approved to all of its known creditors, if any, and to its remaining employees, if any, pursuant to Section 3-404 of the MGCL. It is anticipated that the Fund shall have no known creditors or employees at such time.
     3. The officers of the Fund shall, prior to filing of the formal documents necessary to terminate the legal existence of the Fund, apply for and obtain from the State Department of Assessments and Taxation of Maryland a list of all municipal and county tax collectors (the “Collectors”) to whom personal property taxes assessed by the Department against the Fund are payable, and shall obtain certificates from the Comptroller of the Treasury of the State of Maryland and from each of the Collectors to the effect that all such taxes, except those barred by limitations, have been paid, including taxes billed for the year in which the termination of existence is to be effective.
     10. Additional Tax Matters.
     1. This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund, as described in Section 331, or 332, as the case may be, and Section 562(b) of the Code.
     2. Within thirty (30) days after the date of the adoption of this Plan by the Fund’s stockholders, the officers of the Fund shall file a return on Form 966 with the Internal Revenue Service, as required by Section 6043(a) of the Code, for and on behalf of the Fund.
     11. Authority of Officers. The officers of the Fund shall have authority to do or authorize any or all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or advisable to carry out the purposes of this Plan, including preparing and executing documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. Without limiting the generality of the foregoing, the officers and directors are authorized and empowered:
     1. To sell any and all property of the Fund at private or public sales (and if at public sales, then upon such public notices as may be determined to be necessary and appropriate), for such consideration and upon such terms as they may deem proper, and to collect the accounts receivable or to compromise, settle or otherwise convert the same into cash;
     2. To declare to or for the accounts of the stockholders a liquidating distribution or liquidating distributions in kind or in cash;
     3. To execute for or on behalf of the Fund, in its corporate name and under its corporate seal, such contracts of sale, deeds, assignments, bills of sale and other papers as may be necessary, desirable or convenient in connection with the carrying out of this Plan; and
     4. To pay all costs and expenses, including debts, salaries and bonuses to directors, officers and employees, taxes and other liabilities incurred by the Fund or by such directors or officers in connection with the carrying out of this Plan.
     12. Amendment of Plan. A majority of the Board of Directors shall have the power to authorize such variations from or amendments of the provisions of this Plan as may be necessary or appropriate to effect the complete liquidation and dissolution of the Fund, and the distribution of assets to stockholders in accordance with the purposes to be accomplished by this Plan. Except as provided in the foregoing sentence, this Plan shall be irrevocable.

PROXY
MUNICIPAL ADVANTAGE FUND INC.
COMMON SHARES
PROXY IN CONNECTION WITH THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON FEBRUARY 26, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND
The undersigned holder of common shares of Municipal Advantage Fund Inc., a Maryland corporation (the “Fund”), hereby appoints Lawrence G. Altadonna, Thomas J. Fuccillo and Brian S. Shlissel, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Fund (the “Annual Meeting”) to be held at 9:30 a.m., Eastern Time, February 26, 2009 at the offices of Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, between West 54th and West 55th streets, 49th Floor, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned as if personally present at such Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.
IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE REGARDING THE PROPOSALS FOR THE ELECTION OF DIRECTORS OR THE LIQUIDATION AND DISSOLUTION OF THE FUND INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH PROPOSAL.
     Please refer to the Proxy Statement for a discussion of the Election of Directors and the proposed Liquidation and Dissolution of the Fund.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF
AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☑
ANNUAL MEETING PROXY CARD
I. Election of Directors — The Board of Directors recommends that you vote “FOR” the election of the Nominees.
Nominees

(01) R. Peter Sullivan III (Class III)	For ☐	Withhold ☐
(02) Diana L. Taylor (Class II)	For ☐	Withhold ☐
II. Approval of Liquidation and Dissolution — The Board of Directors recommends that you vote “FOR” the proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund:
     For the Proposal ☐
     Against the Proposal ☐
     Withhold from the Proposal ☐

MUNICIPAL ADVANTAGE FUND INC.
COMMON SHARES

Please check box at right if an address change or comment has been made on the reverse side of this card.	☐
Please be sure to sign and date this Proxy.

Shareholder signature:	Date:	Joint Owner (if any) signature:	Date:

NOTE: Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, the signature should be that of an authorized officer who should state his or her title.

HOW TO VOTE

Vote In Person

☐

Vote By Internet

☐

Vote By Telephone

☐

PROXY
MUNICIPAL ADVANTAGE FUND INC.
PREFERRED SHARES
PROXY IN CONNECTION WITH THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON FEBRUARY 26, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND
The undersigned holder of preferred shares of Municipal Advantage Fund Inc., a Maryland corporation (the “Fund”), hereby appoints Lawrence G. Altadonna, Thomas J. Fuccillo and Brian S. Shlissel, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Fund (the “Annual Meeting”) to be held at 9:30 a.m., Eastern Time, February 26, 2009 at the offices of Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, between West 54th and West 55th streets, 49th Floor, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned as if personally present at such Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.
IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE REGARDING THE PROPOSALS FOR THE ELECTION OF DIRECTORS OR THE LIQUIDATION AND DISSOLUTION OF THE FUND INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH PROPOSAL.
     Please refer to the Proxy Statement for a discussion of the Election of Directors and the proposed Liquidation and Dissolution of the Fund.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF
AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☑
ANNUAL MEETING PROXY CARD
I. Election of Directors — The Board of Directors recommends that you vote “FOR” the election of the Nominees.
Nominees

(01) R. Peter Sullivan III (Class III)	For ☐	Withhold ☐
(02) Diana L. Taylor (Class II)	For ☐	Withhold ☐
II. Approval of Liquidation and Dissolution — The Board of Directors recommends that you vote “FOR” the proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund:
     For the Proposal ☐
     Against the Proposal ☐
     Withhold from the Proposal ☐

MUNICIPAL ADVANTAGE FUND INC.
PREFERRED SHARES

Please check box at right if an address change or comment has been made on the reverse side of this card.	☐
Please be sure to sign and date this Proxy.

Shareholder signature:	Date:	Joint Owner (if any) signature:	Date:

NOTE: Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, the signature should be that of an authorized officer who should state his or her title.

HOW TO VOTE

Vote In Person

☐

Vote By Internet

☐

Vote By Telephone

☐